                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-88613, 333-55346 and 333-36440) of Viacom Inc. of our report dated June 22, 2000, relating to the statement of net assets available for benefits as of December 31, 1999 of the Infinity Broadcasting Union Employees' 401(k) Plan, which appears in this Form 11-K.


/s/ KPMG LLP

New York, New York
June 27, 2001